CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




          We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated August 9, 1994, on our audits of the consolidated financial statements and the financial statement scheduled of AmeriCredit Corp. as of June 30, 1994 and 1993 and for the years ended June 30, 1994, 1993 and 1992. We also consent to the reference to our firm under the caption "Experts."


     COOPERS & LYBRAND

     Fort Worth, Texas,
     January 11, 1995